Sales Report:Supplement No. 32 dated Sep 13, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 472936
This series of Notes was issued and sold upon the funding of the borrower loan #44364, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Aug-24-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$164.38
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$164.38

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1997	Debt/Income ratio:	13%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,822	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	18	Bankcard utilization:	74%
		Homeownership:	No
Screen name:	matt1972	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Lastcreditcard2Go
Purpose of loan:
To be free from the grips of Capital One credit card

My financial situation:
I have a great job in healthcare and is basically recession proof

Monthly net income: $
2850

Monthly expenses: $
??Housing: $ 750????????????????????
??Insurance: $ 0????
??Car expenses: $ 230-350
??Utilities: $ 20
??Phone, cable, internet: $ 94.25
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 3000
??Other expenses: $ 500-1000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$25.00	$25.00	8/24/2010 3:07:29 PM
reflective-rupee	$25.00	$25.00	8/24/2010 3:04:23 PM
cablenews	$25.00	$25.00	8/24/2010 3:13:10 PM
balance-handshake7	$25.00	$25.00	8/24/2010 3:17:43 PM
enthusiastic-balance5	$50.00	$50.00	8/25/2010 6:57:24 AM
tech310	$53.34	$53.34	8/25/2010 12:24:08 PM
frogperson	$150.00	$150.00	8/25/2010 8:58:54 AM
personal-lender	$25.00	$25.00	8/25/2010 3:45:43 PM
contract-happiness1	$25.00	$25.00	8/26/2010 9:38:37 AM
kidsskipp	$50.00	$50.00	8/26/2010 5:22:29 AM
ommcd	$25.00	$25.00	8/26/2010 12:15:55 PM
Abstract	$25.00	$25.00	8/26/2010 10:15:55 AM
hope-eagle6	$25.00	$25.00	8/27/2010 11:59:39 AM
diplomatic-wealth7	$25.00	$25.00	8/27/2010 2:52:16 PM
extraordinary-transaction	$49.62	$49.62	8/28/2010 9:05:56 AM
shur	$25.00	$25.00	8/28/2010 4:25:38 PM
logical-loyalty0	$25.00	$25.00	8/29/2010 12:04:31 PM
SolarMoonshine	$25.00	$25.00	8/28/2010 6:03:15 PM
bountiful-durability	$100.00	$100.00	8/28/2010 10:56:21 PM
AlexTrep	$25.00	$25.00	8/30/2010 8:57:19 AM
payout-detective7	$25.00	$25.00	8/30/2010 8:27:43 AM
inspiring-reward	$100.00	$100.00	8/30/2010 10:43:14 AM
orange-dollar-guild	$25.00	$25.00	8/30/2010 11:36:54 AM
enthralling-deal180	$50.99	$50.99	8/30/2010 11:37:25 AM
lucrative-dollar	$50.00	$48.32	8/30/2010 11:38:59 AM
fairness-kayak	$25.00	$25.00	8/30/2010 10:48:45 AM
loyalist1	$25.00	$25.00	8/30/2010 11:04:26 AM
prophetofomaha	$50.00	$50.00	8/30/2010 11:05:46 AM
extraordinary-interest1	$50.00	$50.00	8/30/2010 11:11:42 AM
kain11286	$50.00	$50.00	8/30/2010 11:37:16 AM
the-silver-blaster	$33.42	$33.42	8/30/2010 11:37:22 AM
squarebob	$25.00	$25.00	8/30/2010 11:37:32 AM
leverage-monger	$25.00	$25.00	8/30/2010 2:52:01 PM
hottogo456	$25.00	$25.00	8/30/2010 11:37:07 AM
bondhedger	$25.00	$25.00	8/30/2010 1:57:53 PM
green-rapid-openness	$50.00	$50.00	8/30/2010 6:55:46 PM
wwwUniversal	$25.00	$25.00	8/30/2010 9:58:52 PM
dynrep	$25.00	$25.00	8/30/2010 5:04:08 PM
BeanCownter	$100.00	$100.00	8/30/2010 6:50:41 PM
green-rapid-openness	$50.00	$50.00	8/30/2010 6:56:43 PM
ethicalhumanist	$50.00	$50.00	8/30/2010 7:02:40 PM
ttnk62918	$25.00	$25.00	8/31/2010 9:46:14 AM
credit-missile	$25.00	$25.00	8/30/2010 10:09:56 PM
Leshan	$33.33	$33.33	8/31/2010 7:12:08 AM
Bob450	$25.00	$25.00	8/31/2010 8:10:02 AM
credit-missile	$25.00	$25.00	8/31/2010 6:41:07 AM
NickRac	$30.00	$30.00	8/31/2010 8:11:33 AM
brightest-dignified-penny	$25.00	$25.00	8/31/2010 10:26:48 AM
mpatrick	$25.00	$25.00	8/31/2010 12:45:59 PM
juxtapose	$55.00	$55.00	8/31/2010 1:28:15 PM
simplelender80	$250.00	$250.00	8/24/2010 3:01:19 PM
EBITDA	$25.00	$25.00	8/24/2010 3:02:42 PM
bid-czar8	$50.00	$50.00	8/24/2010 3:02:31 PM
copper	$30.00	$30.00	8/24/2010 3:12:09 PM
zipemdown	$50.00	$50.00	8/24/2010 5:44:04 PM
Ocean713	$50.00	$50.00	8/25/2010 12:24:05 PM
WalnutCreekguy	$25.00	$25.00	8/25/2010 12:24:10 PM
reward-adventure	$30.00	$30.00	8/25/2010 3:46:15 PM
108lender	$100.00	$100.00	8/27/2010 9:11:57 PM
bchen78875	$25.00	$25.00	8/27/2010 10:01:21 PM
j-lender	$50.00	$50.00	8/28/2010 4:55:36 PM
kulender	$50.00	$50.00	8/29/2010 8:03:47 AM
HiccupinGminor	$50.00	$50.00	8/29/2010 8:42:50 PM
larrybird	$37.06	$37.06	8/30/2010 4:02:05 AM
on_your_side	$25.00	$25.00	8/30/2010 5:11:13 AM
kegs	$63.19	$63.19	8/30/2010 7:16:34 AM
miked8303	$25.00	$25.00	8/30/2010 7:42:32 AM
important-ore	$50.00	$50.00	8/30/2010 11:05:27 AM
teller	$25.00	$25.00	8/30/2010 11:10:54 AM
harmonious-revenue7	$50.00	$50.00	8/30/2010 11:37:19 AM
senorzookeeper	$25.00	$25.00	8/30/2010 11:37:36 AM
helping-out	$30.00	$30.00	8/30/2010 11:04:00 AM
sweetlan	$25.00	$25.00	8/30/2010 11:05:09 AM
Lendingsome	$60.00	$60.00	8/30/2010 2:11:25 PM
econgineer	$46.53	$46.53	8/30/2010 2:18:25 PM
life-is-great	$50.00	$50.00	8/30/2010 11:36:41 AM
scoobiedoo	$50.00	$50.00	8/30/2010 12:50:40 PM
lucrative-coin	$50.00	$50.00	8/30/2010 6:27:00 PM
green-rapid-openness	$50.00	$50.00	8/30/2010 6:56:17 PM
glroark	$50.00	$50.00	8/31/2010 7:28:56 AM
credit-missile	$25.00	$25.00	8/30/2010 10:10:11 PM
Pu239	$60.00	$60.00	8/31/2010 9:23:40 AM
PadreAyudate	$28.04	$28.04	8/31/2010 11:25:41 AM
lender-inc	$25.00	$25.00	8/31/2010 8:31:47 AM
trade-elm	$25.00	$25.00	8/31/2010 9:10:57 AM
wlm3012	$25.00	$25.00	8/31/2010 9:16:20 AM
RadCad1	$39.33	$39.33	8/31/2010 9:12:44 AM
johnk317	$50.00	$50.00	8/31/2010 10:34:19 AM
Sudoku	$171.83	$171.83	8/31/2010 11:15:15 AM
leverage-monger	$100.00	$100.00	8/31/2010 11:57:15 AM
90 bids
Borrower Payment Dependent Notes Series 472948
This series of Notes was issued and sold upon the funding of the borrower loan #44367, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Aug-24-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$89.74
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$89.74

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1988	Debt/Income ratio:	6%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	2y 2m
Amount delinquent:	$168	Total credit lines:	29	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,326	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Bankcard utilization:	27%
		Homeownership:	Yes
Screen name:	openness-piledriver	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit card & car repair
Purpose of loan:
pay off credit card and car repairs
My financial situation:
trying to recover from getting divorced
Monthly net income: $ 2300

Monthly expenses: $
??Housing: $ 200
??Insurance: $ 100
??Car expenses: $ 100
??Utilities: $ 153
??Phone, cable, internet: $ 125
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bid-czar8	$50.00	$50.00	8/24/2010 3:02:33 PM
Aleut	$25.00	$25.00	8/24/2010 2:54:06 PM
lowlite6647	$25.00	$25.00	8/24/2010 2:54:14 PM
EBITDA	$25.00	$25.00	8/24/2010 3:03:00 PM
reflective-rupee	$25.00	$25.00	8/24/2010 3:04:24 PM
zone8	$100.00	$100.00	8/24/2010 3:05:45 PM
cablenews	$25.00	$25.00	8/24/2010 3:04:57 PM
Diamond_Jim	$25.00	$25.00	8/24/2010 3:08:44 PM
copper	$30.00	$30.00	8/24/2010 3:12:07 PM
SolarMoonshine	$25.00	$25.00	8/24/2010 3:26:52 PM
umfan123	$25.00	$25.00	8/25/2010 1:53:51 PM
Rogelio48	$25.00	$25.00	8/25/2010 7:40:59 PM
wlm3012	$25.00	$25.00	8/26/2010 1:56:24 PM
chato2345	$25.00	$25.00	8/26/2010 4:45:21 PM
pembull	$25.00	$25.00	8/27/2010 9:41:46 AM
coin-explorer	$25.00	$25.00	8/27/2010 10:04:45 AM
scoobiedoo	$50.00	$50.00	8/27/2010 11:26:25 AM
marwadi-62	$100.00	$100.00	8/28/2010 5:37:40 PM
aquistoyraul	$25.00	$25.00	8/30/2010 9:50:00 AM
Runegeld	$50.00	$50.00	8/30/2010 1:09:28 PM
prominence8	$30.00	$30.00	8/30/2010 3:37:59 PM
Druidsoft	$25.00	$25.00	8/31/2010 12:37:00 AM
3439	$25.00	$25.00	8/31/2010 5:32:23 AM
Sudoku	$50.00	$50.00	8/31/2010 11:28:38 AM
Leshan	$33.33	$33.33	8/31/2010 7:13:21 AM
trade-elm	$25.00	$25.00	8/31/2010 9:11:46 AM
Bob450	$30.00	$30.00	8/31/2010 8:10:55 AM
astro128	$25.00	$25.00	8/31/2010 11:01:14 AM
glenium	$25.00	$25.00	8/31/2010 10:53:14 AM
nickel-position	$25.00	$25.00	8/31/2010 11:28:18 AM
loan-squadron	$30.00	$30.00	8/24/2010 2:52:15 PM
Comoparklender	$28.51	$28.51	8/24/2010 2:54:05 PM
simplelender80	$100.00	$100.00	8/24/2010 2:54:07 PM
SBT	$25.00	$25.00	8/24/2010 2:52:54 PM
schpere	$25.00	$25.00	8/24/2010 2:54:03 PM
worthy-bid8	$25.00	$25.00	8/24/2010 3:08:47 PM
tech310	$25.00	$25.00	8/24/2010 3:08:10 PM
birddogsb	$50.00	$50.00	8/24/2010 3:11:47 PM
Ocean713	$50.00	$18.16	8/24/2010 3:12:30 PM
joyful-power9	$50.00	$50.00	8/26/2010 7:05:35 PM
OSERENKUKU	$25.00	$25.00	8/26/2010 11:26:52 PM
interstellar	$50.00	$50.00	8/27/2010 11:02:29 AM
california5andime	$25.00	$25.00	8/27/2010 4:49:07 PM
Evolver	$50.00	$50.00	8/28/2010 7:45:35 PM
yons88	$25.00	$25.00	8/30/2010 9:07:15 PM
jono9999	$25.00	$25.00	8/31/2010 1:37:28 AM
Starfin-Capital-Management	$50.00	$50.00	8/31/2010 6:30:59 AM
VikingLender	$25.00	$25.00	8/31/2010 6:01:23 AM
Sudoku	$200.00	$200.00	8/31/2010 7:02:49 AM
capital-kingdom	$25.00	$25.00	8/31/2010 7:33:02 AM
IASKGOD	$25.00	$25.00	8/31/2010 11:02:05 AM
Glenn_Graham	$25.00	$25.00	8/31/2010 11:51:02 AM
zztopdog	$25.00	$25.00	8/31/2010 12:46:32 PM
YoungTaxMan	$25.00	$25.00	8/31/2010 1:22:47 PM
54 bids
Borrower Payment Dependent Notes Series 473694
This series of Notes was issued and sold upon the funding of the borrower loan #44371, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Aug-31-2010
				Auction end date:	Sep-07-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$89.74
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 34.63%	Final monthly payment:	$86.00

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.58%
Lender servicing fee:	1.00%	Estimated return:	14.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1982	Debt/Income ratio:	25%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	25 / 20	Length of status:	19y 1m
Amount delinquent:	$0	Total credit lines:	61	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,126	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	90%
		Homeownership:	Yes
Screen name:	listing-hero2	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off some credit cards
Purpose of loan:
This loan will be used to?
Pay off some cxredit cards
My financial situation:
I am a good candidate for this loan because?
I pay every bill on time each month
Monthly net income: $
$150,000
Monthly expenses: $
??Housing: $ 3603.08
??Insurance: $ $165.00
??Car expenses: $ 0
??Utilities: $ 250.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 2000.00
??Other expenses: $
$0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You need to fix you listing. You state you make $150k net a month, so you are a millionaire? Why does your housing cost $3600 a month? Please fix and state the correct info. - nfx
A: $150k is my yearly salary. My monthly net salary is $6400. The $3600 for housing is my mortgage. I am a co-borrower with my wife, on the mortgage. She is also employed. (Sep-01-2010)
Q: You have -$240 per month in cash flow. What is your wife's monthly NET income? What are the balances of each credit card and what is the interest rates of each you want paid off with this loan? thanks & good luck.. - jpblan11
A: My wife's net income is approximately $5,000, per month. I would like to pay off 4 credit cards, with balances which are around $500. The interest rates range between 25% and 29%. I think that even with this loan, with those available lines of credit, after they are paid, that might raise my credit scores. (Sep-02-2010)
Q: Hi there, could you explain the high revolving credit? Thanks and good luck with this loan. - green-rapid-openness
A: My high revolving debt is mostly due to a very high interest mortgage. We are currently in the process of modifying the mortgage which will allow us to pay off the revolving debt much quicker. (Sep-03-2010)
Q: Revolving debt does not include Mortgages. It would include such things as car loans and credit cards. So you must have those loans. How do people not know what debts you have? If you make as much as you say you don't need loans. - nfx
A: Most of our revolving debt comes as a result of paying a very high interest mortgage. Even with a big salary, trying to keep us with these mortgage payments is not easy. We are in the process of modifying our mortgage, which wil result in a lot more cash flow to pay off our loans more quickly. (Sep-04-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Focus-On-Yield	$27.00	$27.00	9/7/2010 10:14:35 AM
rf7949	$25.00	$25.00	9/3/2010 5:45:30 AM
greenback-chairman5	$25.00	$25.00	9/3/2010 8:43:57 PM
paradisenow	$25.00	$25.00	9/4/2010 4:04:03 AM
green-rapid-openness	$50.00	$50.00	9/4/2010 9:55:59 AM
periko	$50.00	$50.00	9/4/2010 10:27:12 PM
eboomer2611	$25.00	$25.00	9/5/2010 11:29:30 AM
ComputerCash25	$25.00	$25.00	9/6/2010 11:49:58 AM
Red-Bull-One	$25.00	$25.00	9/6/2010 6:31:11 PM
nethosters	$25.00	$25.00	9/6/2010 5:22:20 PM
highyield	$25.00	$25.00	9/6/2010 8:16:10 PM
glroark	$50.00	$50.00	9/7/2010 7:17:18 AM
social-zebra	$30.00	$30.00	9/7/2010 7:50:35 AM
Leshan	$25.00	$25.00	9/7/2010 8:32:46 AM
mammalian4	$25.00	$25.00	9/7/2010 9:09:13 AM
jakdwak	$25.00	$25.00	9/7/2010 9:42:39 AM
Lubava	$25.00	$25.00	9/7/2010 10:12:53 AM
credit-missile	$25.00	$25.00	9/7/2010 9:54:34 AM
tornandfrayed	$25.15	$25.15	9/7/2010 11:01:35 AM
diversification-maple1	$25.00	$1.86	9/7/2010 11:31:14 AM
rbgnr111	$25.00	$25.00	9/7/2010 2:08:29 PM
good4loan	$25.00	$25.00	9/7/2010 2:28:42 PM
Sudoku	$150.00	$150.00	9/7/2010 2:30:22 PM
reflective-rupee	$25.00	$25.00	8/31/2010 3:32:00 PM
abnvette	$25.00	$25.00	9/3/2010 2:53:15 AM
bankbuddy55	$50.00	$50.00	9/3/2010 9:37:18 AM
turbostar666	$25.00	$25.00	9/4/2010 1:29:33 AM
cashhelp	$25.00	$25.00	9/4/2010 1:51:08 AM
Wachocia	$25.00	$25.00	9/4/2010 7:27:54 AM
green-rapid-openness	$50.00	$50.00	9/4/2010 9:56:24 AM
Tahoeman	$25.00	$25.00	9/5/2010 9:26:59 AM
gjm6d	$25.00	$25.00	9/6/2010 2:21:03 PM
FASTIZIO_P	$25.00	$25.00	9/6/2010 4:30:22 PM
kendigme	$25.00	$25.00	9/7/2010 3:19:22 AM
power-secret-agent	$25.00	$25.00	9/7/2010 3:52:41 AM
fund-secret-agent	$25.00	$25.00	9/7/2010 6:47:50 AM
loan-eagle9	$25.00	$25.00	9/7/2010 7:24:06 AM
favorite-commerce	$25.00	$25.00	9/7/2010 7:54:20 AM
testguy	$25.00	$25.00	9/7/2010 9:18:15 AM
thomas16882004	$25.00	$25.00	9/7/2010 9:35:54 AM
credit-missile	$25.00	$25.00	9/7/2010 9:54:05 AM
credit-missile	$25.00	$25.00	9/7/2010 10:03:41 AM
debestof83	$26.46	$26.46	9/7/2010 9:55:23 AM
glenium	$25.00	$25.00	9/7/2010 11:05:18 AM
gold-cluster	$100.00	$100.00	9/7/2010 11:32:05 AM
trade-elm	$25.00	$25.00	9/7/2010 11:06:18 AM
Whipster	$25.00	$25.00	9/7/2010 12:08:55 PM
DasMula	$25.00	$25.00	9/7/2010 12:21:47 PM
IASKGOD	$25.00	$25.00	9/7/2010 12:17:04 PM
principal-laser	$30.72	$30.72	9/7/2010 1:05:51 PM
diligent-moola9	$33.79	$33.79	9/7/2010 1:18:27 PM
ultimate-peace	$200.00	$200.00	9/7/2010 1:38:20 PM
shrewd-income	$50.00	$50.00	9/7/2010 1:46:27 PM
Bob450	$25.00	$25.00	9/7/2010 2:14:04 PM
LKCGICG	$25.00	$25.00	9/7/2010 1:14:43 PM
minnesotafinancial	$25.00	$25.00	9/7/2010 1:37:38 PM
Nerdster1	$25.02	$25.02	9/7/2010 2:29:00 PM
JiggaJoeyS	$25.00	$25.00	9/7/2010 2:29:52 PM
aquistoyraul	$25.00	$25.00	9/7/2010 2:34:35 PM
59 bids
Borrower Payment Dependent Notes Series 473814
This series of Notes was issued and sold upon the funding of the borrower loan #44377, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,100.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Aug-31-2010
				Auction end date:	Sep-03-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 32.98%	Starting monthly payment:	$45.20
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 32.98%	Final monthly payment:	$45.20

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-1988	Debt/Income ratio:	4%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	19y 3m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$4,229	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	32	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	rate-thinker2	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying deductible on family van
Purpose of loan:
This loan will be used to? pay the high deductible on the repair of our family van in a wreck. We were involved in? a wreck attending our daughters State softball tournament.

My financial situation:
I am a good candidate for this loan because?I have been employed with the same stable company for 20 years. My spouse also works for a stable company. ?
I have a good income now?and am able to pay the monthly payment without difficulty.

Monthly net income: $ 6400

Monthly expenses: $
??Housing: $ 1187.00
??Insurance: $ 200
??Car expenses: $ 0.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 150.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi there, could you explain the delinquencies in the last 7 years and the public record? Thanks and good luck with this loan. - green-rapid-openness
A: Hi ! Out of work for a while and ended up in a Chp 7 and Chp 13. Chp 13 was spread out over 18 months. Payments were 700.00 a month. It was paid in full and paid off early. The only delinquencies were before the Chp 7 which was 5 yyrs ago. All payments since the Chp seven have been on time and no delinquencies. Just went through a rough patch for a few years and it takes a while to rebuild. Thanks! :) (Sep-02-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$25.00	$25.00	8/31/2010 2:43:55 PM
bid-czar8	$50.00	$50.00	8/31/2010 2:47:22 PM
EBITDA	$25.00	$25.00	8/31/2010 2:47:27 PM
handshake5	$25.00	$25.00	8/31/2010 2:50:17 PM
brother_tam	$50.00	$50.00	9/1/2010 12:05:23 AM
marketplace-spark	$25.00	$25.00	9/1/2010 9:49:14 AM
SolarMoonshine	$25.00	$25.00	9/1/2010 10:23:30 AM
gandalf	$50.00	$50.00	9/1/2010 6:34:57 PM
Joshua_E	$25.00	$25.00	9/2/2010 6:48:44 AM
interstellar	$50.00	$50.00	9/2/2010 11:08:55 AM
scoobiedoo	$25.00	$25.00	9/2/2010 2:26:27 PM
wwwUniversal	$25.00	$25.00	9/2/2010 3:42:58 PM
FLA-	$25.00	$25.00	9/2/2010 7:22:32 PM
green-rapid-openness	$50.00	$50.00	9/2/2010 9:58:32 PM
simplelender80	$100.00	$100.00	8/31/2010 2:47:39 PM
DadWarbucks	$25.00	$25.00	8/31/2010 3:44:59 PM
bountiful-durability	$73.98	$73.98	9/1/2010 12:05:37 AM
dedicated-diversification5	$100.00	$100.00	9/1/2010 9:04:47 AM
jamiee73	$25.00	$25.00	9/1/2010 2:29:46 PM
kidsskipp	$50.00	$50.00	9/1/2010 9:43:50 AM
enthralling-deal180	$47.74	$47.74	9/1/2010 2:51:39 PM
zipemdown	$50.00	$28.28	9/1/2010 2:54:23 PM
donenzo	$25.00	$25.00	9/1/2010 9:51:31 PM
tech310	$50.00	$50.00	9/2/2010 10:35:56 AM
Land_on_your_feet	$25.00	$25.00	9/2/2010 11:09:13 AM
Streamfeeder	$25.00	$25.00	9/2/2010 9:47:08 PM
green-rapid-openness	$50.00	$50.00	9/2/2010 9:58:16 PM
27 bids
Borrower Payment Dependent Notes Series 474148
This series of Notes was issued and sold upon the funding of the borrower loan #44380, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,240.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%	Auction start date:	Sep-02-2010
				Auction end date:	Sep-08-2010

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$270.35
Final lender yield:	10.15%	Final borrower rate/APR:	11.15% / 13.27%	Final monthly payment:	$270.35

Auction yield range:	3.89% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-1998	Debt/Income ratio:	18%
Credit score:	800-819 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	19y 3m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Nurse's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$46	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	delectable-contract1	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement - loan payoff
Purpose of loan:
This loan will be used to?
Pay off existing loan with a balance of $2547.96,?kitchen and bath remodel, Tree removal.
My financial situation:
I am a good candidate for this loan because?
I have no debt with the exception of the $2547.96, and I have an excellent credit rating of 782. I always make payment on time and have paid loans off?sooner than allowed. ?
Monthly net income: $
$2393.33 plus wife's income $902.68 retirement income
Monthly expenses: $
??Housing: $ 0
??Insurance: $?163.50
??Car expenses: $?130
??Utilities: $ 270
??Phone, cable, internet: $ 152.00
??Food, entertainment: $ 350.00
??Clothing, household expenses $
??Credit cards and other loans: $ 0
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How is it that while you don't own a home your housing expenses are zero? - Proactive-Financial-Lending
A: We do own a home. We have a home which is paid off. It is located on property given to my wife through inheritance. (Sep-04-2010)
Q: Hi, Why do you want to borrow more than you owed? Thanks - p2ploan-sensation211
A: I want to pay off my present loan and do the improvements on my home, removing trees, new kitchen appliances, replacing kitchen flooring, bathroom update, etc. and just have one payment instead of two payments. (Sep-06-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lively-point	$25.00	$25.00	9/2/2010 2:30:13 PM
Fiimg	$50.00	$50.00	9/2/2010 2:45:24 PM
important-ore	$50.00	$50.00	9/2/2010 2:46:05 PM
kegs	$150.00	$150.00	9/2/2010 2:48:27 PM
theloanfiller	$25.00	$25.00	9/2/2010 2:53:13 PM
peace-habanero	$25.00	$25.00	9/2/2010 3:17:10 PM
diversification-medalist	$25.00	$25.00	9/2/2010 3:29:42 PM
InvestorPartners	$25.00	$25.00	9/2/2010 3:30:32 PM
tallmon	$25.00	$25.00	9/2/2010 3:46:47 PM
pnace	$50.00	$50.00	9/2/2010 2:31:41 PM
RMB-Investments	$44.62	$44.62	9/2/2010 3:59:43 PM
Dutchhunter	$30.72	$30.72	9/2/2010 2:31:01 PM
loan-wasp	$50.00	$50.00	9/2/2010 2:41:51 PM
jazzlender	$25.00	$25.00	9/2/2010 2:43:43 PM
studious-bonus7	$100.00	$100.00	9/2/2010 2:40:12 PM
mla	$25.00	$25.00	9/2/2010 2:48:03 PM
larrybird	$150.00	$150.00	9/2/2010 2:49:02 PM
wise-dedicated-power	$25.00	$25.00	9/2/2010 2:50:40 PM
objective-investor	$100.00	$100.00	9/2/2010 2:51:12 PM
cocopuffs	$25.00	$25.00	9/2/2010 4:18:38 PM
schpere	$25.00	$25.00	9/2/2010 2:46:29 PM
dime-beeper	$25.00	$25.00	9/2/2010 4:24:53 PM
Rysterola82	$25.00	$25.00	9/2/2010 4:39:02 PM
glimmering-point	$25.00	$25.00	9/2/2010 3:21:27 PM
cello1	$25.00	$25.00	9/2/2010 3:22:07 PM
nowits10	$25.00	$25.00	9/2/2010 3:23:37 PM
PCash	$25.00	$25.00	9/2/2010 3:26:58 PM
proper-p2p6	$50.00	$50.00	9/2/2010 2:52:52 PM
balance-voyager	$50.00	$50.00	9/2/2010 5:18:58 PM
preciousjeni	$26.89	$26.89	9/2/2010 3:20:59 PM
tremendous-payment	$25.00	$25.00	9/2/2010 7:38:30 PM
shrewd-peace7	$40.00	$40.00	9/2/2010 3:46:21 PM
yukongin	$100.00	$100.00	9/2/2010 8:45:12 PM
orange-courageous-dedication	$30.00	$30.00	9/2/2010 3:56:33 PM
Headhunter14	$25.00	$25.00	9/2/2010 4:17:09 PM
visionary-community	$25.00	$25.00	9/2/2010 4:17:48 PM
kindness-percolator5	$25.00	$25.00	9/2/2010 4:24:47 PM
sc91	$25.00	$25.00	9/2/2010 4:59:47 PM
mehlp2	$25.00	$25.00	9/2/2010 6:02:26 PM
aasx1108	$50.00	$50.00	9/2/2010 9:03:32 PM
circustab	$50.00	$50.00	9/3/2010 7:08:35 AM
bayareainv	$50.00	$50.00	9/3/2010 7:12:14 AM
get30inc	$40.20	$40.20	9/3/2010 7:27:30 AM
ijspence	$25.00	$25.00	9/3/2010 8:32:55 AM
RugbyNick2126	$25.00	$25.00	9/3/2010 8:48:50 AM
trapper569	$25.00	$16.20	9/3/2010 9:19:48 AM
heeeley	$25.00	$25.00	9/3/2010 10:06:35 AM
sparkling-income	$50.00	$50.00	9/3/2010 12:16:38 PM
minista	$25.00	$25.00	9/3/2010 12:19:40 PM
money4u2use	$25.00	$25.00	9/3/2010 1:05:20 PM
RETIRED2007	$50.00	$50.00	9/3/2010 1:59:39 PM
Nailman88	$50.00	$50.00	9/3/2010 2:50:31 PM
sincere-fund1	$75.00	$75.00	9/3/2010 2:42:21 PM
Goodnotlucky	$50.00	$50.00	9/3/2010 3:04:35 PM
Robyn5722	$25.00	$25.00	9/3/2010 3:10:19 PM
glimmering-credit4	$25.00	$25.00	9/3/2010 4:02:18 PM
commerce-proton1	$25.00	$25.00	9/3/2010 5:35:27 PM
repayment-harmony	$25.00	$25.00	9/3/2010 5:41:35 PM
zenchef	$25.00	$25.00	9/3/2010 10:32:39 PM
SCD	$25.00	$25.00	9/3/2010 10:26:06 PM
HRVRfunding	$100.00	$100.00	9/4/2010 4:52:32 AM
mpthree	$25.00	$25.00	9/4/2010 5:44:51 AM
Long-term2040	$25.00	$25.00	9/4/2010 5:29:43 AM
gustavholstopus32	$25.00	$25.00	9/4/2010 11:55:23 AM
lizphan1	$30.00	$30.00	9/4/2010 1:37:43 PM
gjacobs2	$25.00	$25.00	9/4/2010 2:13:09 PM
fredburr	$75.00	$75.00	9/4/2010 3:03:56 PM
Heather11	$25.00	$25.00	9/4/2010 3:16:20 PM
bcs-holdings	$100.00	$100.00	9/4/2010 3:39:18 PM
Schwamie	$83.65	$83.65	9/4/2010 2:37:35 PM
LateOneNight	$50.00	$50.00	9/5/2010 5:32:02 AM
llequire1	$64.33	$64.33	9/5/2010 8:22:59 AM
Barky52	$25.00	$25.00	9/5/2010 8:30:06 AM
tedi-tif	$75.00	$75.00	9/5/2010 12:53:26 PM
eCapital	$25.00	$25.00	9/5/2010 9:14:49 PM
coin-caballero8	$25.00	$25.00	9/6/2010 9:32:34 AM
myworld701	$25.00	$25.00	9/6/2010 8:37:23 AM
edsmoney	$100.00	$100.00	9/6/2010 4:12:38 PM
aganippe	$50.00	$50.00	9/6/2010 4:55:23 PM
crw1950	$50.00	$50.00	9/6/2010 7:58:16 PM
DragonMaster9000	$100.00	$100.00	9/6/2010 8:09:20 PM
commanding-income774	$25.00	$25.00	9/7/2010 3:06:43 AM
market-enthusiast	$25.00	$25.00	9/7/2010 5:08:36 AM
authentic-peace7	$25.00	$25.00	9/7/2010 5:53:16 AM
octoberfresh	$25.00	$25.00	9/7/2010 7:58:42 AM
runfree	$114.42	$114.42	9/7/2010 9:38:30 AM
UncleScroogeDMD	$100.00	$100.00	9/7/2010 12:33:54 PM
ethicalhumanist	$50.00	$50.00	9/7/2010 3:22:25 PM
SomebodysMom	$100.00	$100.00	9/7/2010 4:17:23 PM
SomebodysMom	$119.01	$119.01	9/7/2010 4:08:56 PM
charlie-ann	$150.00	$150.00	9/7/2010 4:33:36 PM
Techne_Funds_LLC	$25.00	$25.00	9/7/2010 5:17:21 PM
JB94501	$50.00	$50.00	9/7/2010 5:46:40 PM
RIVERHTS	$50.00	$50.00	9/7/2010 5:50:51 PM
P3P-Career-Coach	$77.00	$77.00	9/7/2010 7:57:41 PM
hope-lionheart1	$25.00	$25.00	9/7/2010 8:01:47 PM
p2ploan-sensation211	$25.00	$25.00	9/7/2010 9:40:16 PM
GElender	$50.00	$50.00	9/2/2010 2:32:48 PM
hitsman	$100.00	$100.00	9/2/2010 2:42:10 PM
bid-czar8	$50.00	$50.00	9/2/2010 2:42:38 PM
ichibon	$200.00	$200.00	9/2/2010 2:52:08 PM
asset-professor	$50.00	$50.00	9/2/2010 2:54:21 PM
UT-Longhorn	$25.00	$25.00	9/2/2010 3:30:06 PM
JGB	$45.07	$45.07	9/2/2010 3:31:02 PM
worth-arch	$25.00	$25.00	9/2/2010 3:31:38 PM
RandyL3	$25.00	$25.00	9/2/2010 3:38:29 PM
jdrez	$25.00	$25.00	9/2/2010 2:30:19 PM
ray1051	$25.00	$25.00	9/2/2010 2:32:04 PM
CAGE-Investments	$25.00	$25.00	9/2/2010 3:59:37 PM
samo102us	$25.00	$25.00	9/2/2010 4:00:50 PM
Weaverville	$50.00	$50.00	9/2/2010 2:35:41 PM
handshake5	$25.00	$25.00	9/2/2010 2:46:53 PM
simplelender80	$250.00	$250.00	9/2/2010 2:38:47 PM
ujiba	$25.00	$25.00	9/2/2010 2:40:04 PM
kmr2	$100.00	$100.00	9/2/2010 2:48:00 PM
integrity-trumpet	$50.00	$50.00	9/2/2010 2:49:51 PM
authentic-liberty7	$50.00	$50.00	9/2/2010 2:43:07 PM
enthralling-deal180	$100.00	$100.00	9/2/2010 2:43:28 PM
market-solstice2	$25.00	$25.00	9/2/2010 4:16:39 PM
FmrEngr2Phd	$25.00	$25.00	9/2/2010 4:17:08 PM
oneirish	$25.00	$25.00	9/2/2010 3:17:22 PM
jpalmer	$25.00	$25.00	9/2/2010 3:19:23 PM
thunderd	$25.00	$25.00	9/2/2010 3:23:17 PM
vigorous-note	$50.00	$50.00	9/2/2010 2:51:51 PM
jengachamp	$25.00	$25.00	9/2/2010 3:24:50 PM
bold-special-peace7	$28.08	$28.08	9/2/2010 3:18:30 PM
trustworthy-fairness	$28.78	$28.78	9/2/2010 3:33:54 PM
nickel-alien	$50.00	$50.00	9/2/2010 3:20:30 PM
the-money-gargantuan	$25.00	$25.00	9/2/2010 3:26:10 PM
Munnie	$50.00	$50.00	9/2/2010 6:48:49 PM
Taxman44	$25.00	$25.00	9/2/2010 7:11:06 PM
Cypher041	$25.00	$25.00	9/2/2010 3:34:14 PM
rescue	$50.00	$50.00	9/2/2010 3:35:19 PM
bountiful-durability	$100.00	$100.00	9/2/2010 3:48:41 PM
lloyd_s	$25.00	$25.00	9/2/2010 3:43:03 PM
MLMarine	$25.00	$25.00	9/2/2010 5:19:19 PM
108lender	$25.00	$25.00	9/2/2010 4:48:57 PM
BlessedEveryDay	$25.00	$25.00	9/2/2010 5:09:36 PM
miket71	$52.08	$52.08	9/2/2010 8:05:01 PM
finance-magma7	$100.00	$100.00	9/2/2010 9:29:46 PM
pavelz	$26.65	$26.65	9/2/2010 7:53:37 PM
compassion-lotus5	$25.00	$25.00	9/3/2010 7:28:12 AM
mizon291	$27.51	$27.51	9/3/2010 9:18:43 AM
GeorgiaGator	$25.00	$25.00	9/3/2010 11:42:11 AM
gslinv	$31.50	$31.50	9/3/2010 3:45:24 PM
repayment-radio	$50.00	$50.00	9/3/2010 6:02:54 PM
excalibur	$60.00	$60.00	9/4/2010 4:54:34 AM
peb44	$25.00	$25.00	9/4/2010 5:52:05 AM
wild_carrot	$25.00	$25.00	9/4/2010 6:33:25 AM
JPAW777	$50.00	$50.00	9/4/2010 6:56:07 AM
uvm1978	$100.00	$100.00	9/4/2010 7:05:36 AM
bball_bandit	$25.00	$25.00	9/4/2010 8:35:09 AM
Washington_Loan	$25.00	$25.00	9/4/2010 10:37:17 AM
Ebanco	$50.00	$50.00	9/4/2010 11:30:03 AM
otalon	$25.00	$25.00	9/4/2010 1:53:26 PM
wwwUniversal	$25.00	$25.00	9/4/2010 1:43:27 PM
djh47a	$25.00	$25.00	9/4/2010 2:11:14 PM
money4u2use	$25.00	$25.00	9/5/2010 6:19:40 AM
revenue-locomotive	$25.00	$25.00	9/5/2010 9:45:56 AM
heerzaquestion	$25.00	$25.00	9/5/2010 9:32:02 AM
enthralling-investment	$91.00	$91.00	9/5/2010 12:20:08 PM
boo_hoo	$50.00	$50.00	9/5/2010 3:52:34 PM
NewOpportunitiesNewLife	$25.00	$25.00	9/5/2010 5:44:03 PM
gemoscar	$100.00	$100.00	9/6/2010 9:26:20 AM
p2ploan-sensation211	$25.00	$25.00	9/6/2010 3:53:01 PM
gjm6d	$25.00	$25.00	9/6/2010 2:25:20 PM
intelligent-platinum1	$25.00	$25.00	9/6/2010 6:18:01 PM
philantist	$25.00	$25.00	9/6/2010 8:19:53 PM
balance-force	$28.00	$28.00	9/6/2010 10:49:29 PM
UncleSafety	$50.00	$50.00	9/7/2010 7:42:40 AM
favorite-commerce	$50.00	$50.00	9/7/2010 7:54:17 AM
Moneypenny6	$25.00	$25.00	9/7/2010 7:00:41 AM
vinyl117	$25.00	$25.00	9/7/2010 8:36:28 AM
Shamrock731	$25.00	$25.00	9/7/2010 12:09:13 PM
ChoiceInvestments	$25.00	$25.00	9/7/2010 3:03:49 PM
power-cell	$25.00	$25.00	9/7/2010 3:07:24 PM
mammalian4	$50.00	$50.00	9/7/2010 4:57:25 PM
entertaining-greenback2	$29.29	$29.29	9/7/2010 5:35:05 PM
maximizer	$25.00	$25.00	9/7/2010 6:03:30 PM
Pomedorov	$50.00	$50.00	9/7/2010 10:04:35 PM
ksubd	$100.00	$100.00	9/7/2010 11:07:18 PM
Ven58	$25.00	$25.00	9/8/2010 5:22:32 AM
182 bids
Borrower Payment Dependent Notes Series 473161
This series of Notes was issued and sold upon the funding of the borrower loan #44348, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-01-2010
				Auction end date:	Sep-08-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 39.57%	Starting monthly payment:	$53.84
Final lender yield:	29.00%	Final borrower rate/APR:	30.00% / 35.08%	Final monthly payment:	$50.94

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	13.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1988	Debt/Income ratio:	20%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	14y 2m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$5,898	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	dinero-viking5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for an unexpect auto expense
Purpose of loan:
This loan will be used to? Some emergency repors to the car

My financial situation:
I am a good candidate for this loan because? I have a stable income that I can use to repay the loan

Monthly net income: $ 4,100

Monthly expenses: $ 3,500
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you explain both your public records? - hektek22
A: Hi Back in 2002 or so I had some major medical bills and I had to file for the bankruptcy. That included the auto loan. So the bankruptcy and auto loan are on my public record. (Sep-06-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

buyrite334	$48.98	$48.98	9/2/2010 2:20:28 PM
Tycho	$26.00	$26.00	9/3/2010 9:22:11 AM
income-rocker2	$50.00	$50.00	9/3/2010 9:37:27 AM
cashhelp	$25.00	$25.00	9/3/2010 11:05:17 AM
nodebt2012	$25.00	$25.00	9/3/2010 6:01:43 PM
Red-Bull-One	$25.00	$25.00	9/3/2010 7:23:14 PM
ComputerCash25	$25.00	$25.00	9/6/2010 11:55:36 AM
favorite-commerce	$25.00	$25.00	9/7/2010 7:54:25 AM
Lubava	$25.00	$25.00	9/7/2010 10:14:24 AM
fervent-power	$31.78	$31.78	9/7/2010 3:04:50 PM
MasterMind5	$25.00	$25.00	9/7/2010 3:52:18 PM
Happyhourcomics	$25.00	$25.00	9/7/2010 5:00:17 PM
tornandfrayed	$25.00	$25.00	9/7/2010 5:34:53 PM
diversification-maple1	$25.00	$13.91	9/7/2010 6:22:16 PM
bst	$25.00	$25.00	9/7/2010 6:26:52 PM
CoolPlexer	$25.00	$25.00	9/7/2010 7:43:48 PM
onecooldrink	$25.00	$25.00	9/7/2010 10:34:37 PM
skater	$25.00	$25.00	9/7/2010 10:42:43 PM
motivator72	$25.00	$25.00	9/8/2010 6:02:25 AM
partyplan	$35.00	$35.00	9/8/2010 8:31:04 AM
transaction-circuit	$25.00	$25.00	9/1/2010 2:35:17 PM
Dave_Cashflow	$25.00	$25.00	9/1/2010 2:42:54 PM
finance-burger	$25.00	$25.00	9/3/2010 8:00:56 AM
turbostar666	$25.00	$25.00	9/3/2010 9:39:35 AM
openness-prospector	$25.00	$25.00	9/3/2010 1:53:16 PM
marwadi-62	$100.00	$100.00	9/4/2010 6:23:53 AM
EngineersAlliance	$25.00	$25.00	9/5/2010 10:25:16 PM
RC118	$25.00	$25.00	9/7/2010 10:02:31 AM
Tahoeman	$25.00	$25.00	9/7/2010 3:26:04 PM
Bocephus1959	$50.00	$50.00	9/7/2010 3:39:57 PM
bullwink27	$25.00	$25.00	9/7/2010 5:07:20 PM
FinanceEngine	$25.00	$25.00	9/7/2010 5:46:14 PM
Snoopylover	$25.00	$25.00	9/7/2010 10:54:01 PM
Bekim	$36.00	$36.00	9/8/2010 5:43:47 AM
testguy	$25.00	$25.00	9/8/2010 7:56:36 AM
WOODETROY	$25.00	$25.00	9/8/2010 6:51:15 AM
Leshan	$33.33	$33.33	9/8/2010 8:32:23 AM
Bob450	$25.00	$25.00	9/8/2010 8:11:14 AM
matthewa	$25.00	$25.00	9/8/2010 8:13:36 AM
ethicalhumanist	$25.00	$25.00	9/8/2010 8:49:22 AM
atomantic	$25.00	$25.00	9/8/2010 8:38:25 AM
41 bids
Borrower Payment Dependent Notes Series 473243
This series of Notes was issued and sold upon the funding of the borrower loan #44351, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Aug-26-2010
				Auction end date:	Sep-02-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.49%	Starting monthly payment:	$67.30
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.49%	Final monthly payment:	$67.30

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1995	Debt/Income ratio:	45%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 5	Length of status:	4y 11m
Amount delinquent:	$74	Total credit lines:	17	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,721	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	56%
		Homeownership:	No
Screen name:	pound-merry-maker	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for medical expenses.
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you explain the $74 current delinquency? - nfx
A: I did'nt know about this $74 current delinquency from what company. I have not receive in my mail a payout on this amt. Can you explain, too about this amt. I will glady appreciated If you can assist. Thanks (Aug-30-2010)
Q: Hello, The $74 delinquency is what's publicly displayed on your prosper credit report. I have no insight into what your credit report is referencing. I suggest you inquire to find out more info. - nfx
A: Can you let me know by when I need to pay this amt. & if it is going to affect my loan. (Aug-30-2010)
Q: To find out about the delinquency, you need to look at your credit report. You can get a free credit report from each of the credit reporting agencies each year. www.annualcreditreport.com - minnesotafinancial
A: I am going to look up for my credit report on the delinquency that I have. Thanks, (Aug-31-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

EBITDA	$25.00	$25.00	8/26/2010 3:02:29 PM
bid-czar8	$50.00	$50.00	8/26/2010 3:02:08 PM
inspiring-reward	$32.30	$32.30	8/27/2010 6:00:33 AM
ukstevenhawaii	$25.00	$25.00	8/27/2010 6:00:40 AM
zipemdown	$50.00	$50.00	8/26/2010 6:41:04 PM
helping-out	$26.79	$26.79	8/27/2010 12:51:37 PM
RebuildALife	$25.00	$25.00	8/28/2010 5:25:41 AM
marwadi-62	$100.00	$100.00	8/28/2010 5:35:36 PM
Brown98	$25.00	$25.00	8/29/2010 12:00:40 AM
AlexTrep	$25.00	$25.00	8/29/2010 11:05:58 PM
Bob450	$25.00	$25.00	8/30/2010 10:01:43 AM
ommcd	$25.00	$14.18	8/30/2010 11:41:19 AM
1stofthemonth	$25.00	$25.00	8/30/2010 4:36:51 PM
GS-ROCK	$25.20	$25.20	8/31/2010 8:52:10 AM
Frusa	$25.00	$25.00	8/31/2010 10:14:11 PM
back-scratchers	$25.00	$25.00	9/1/2010 6:55:59 AM
shrewd-income	$25.00	$25.00	9/2/2010 11:45:02 AM
Leshan	$25.00	$25.00	9/2/2010 8:24:12 AM
YoungTaxMan	$25.00	$25.00	9/2/2010 10:22:08 AM
dudebrah	$25.00	$25.00	9/2/2010 1:12:38 PM
iamdoug	$25.00	$25.00	9/2/2010 2:14:48 PM
simplelender80	$100.00	$100.00	8/26/2010 2:57:58 PM
reflective-rupee	$25.00	$25.00	8/26/2010 3:02:49 PM
DeltaComputerGuy	$25.00	$25.00	8/26/2010 3:50:56 PM
contract-happiness1	$25.00	$25.00	8/26/2010 3:10:04 PM
birddogsb	$50.00	$50.00	8/26/2010 3:12:32 PM
RadCad1	$50.00	$50.00	8/26/2010 3:18:04 PM
treasure-bliss	$100.00	$100.00	8/27/2010 5:16:57 AM
orange-preeminant-bill	$26.53	$26.53	8/27/2010 6:00:35 AM
pembull	$25.00	$25.00	8/27/2010 9:41:50 AM
HHP	$25.00	$25.00	8/26/2010 7:10:48 PM
Diamond_Jim	$25.00	$25.00	8/27/2010 11:27:32 AM
cablenews	$25.00	$25.00	8/27/2010 8:08:21 AM
108lender	$25.00	$25.00	8/27/2010 8:35:38 AM
Caerus	$50.00	$50.00	8/27/2010 9:42:56 AM
brother_tam	$50.00	$50.00	8/27/2010 10:06:15 AM
macbeck22	$25.00	$25.00	8/27/2010 11:05:23 AM
Land_on_your_feet	$25.00	$25.00	8/28/2010 5:50:47 AM
bountiful-durability	$100.00	$100.00	8/28/2010 10:55:39 PM
worldly-gold	$25.00	$25.00	9/1/2010 2:55:13 PM
johnk317	$25.00	$25.00	9/1/2010 5:27:52 PM
aquistoyraul	$25.00	$25.00	9/2/2010 1:00:29 PM
42 bids
Borrower Payment Dependent Notes Series 473343
This series of Notes was issued and sold upon the funding of the borrower loan #44370, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%	Auction start date:	Aug-27-2010
				Auction end date:	Sep-03-2010

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 18.19%	Starting monthly payment:	$62.53
Final lender yield:	9.99%	Final borrower rate/APR:	10.99% / 13.96%	Final monthly payment:	$58.92

Auction yield range:	5.89% - 14.15%	Estimated loss impact:	6.11%
Lender servicing fee:	1.00%	Estimated return:	3.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1996	Debt/Income ratio:	22%
Credit score:	760-779 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,011	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	Xanadu2You	Borrower's state:	Washington	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
760+ credit, oddest "D" rating...
Re-listing due to Prosper's?unintended cancellation.

PLEASE NOTE:? in late July, I listed a loan and Prosper deemed me an "A" rating.? One week later, I re-listed my loan and found myself with a "B" rating by Prosper.? Upon querying Prosper, they indicated:
"On Sunday July 25 we changed our credit policy criteria, so now some areas are weighted differently then [sic] before.? This is why you had a different result from your original visit."? Please note, my credit score (760+), HAS NOT CHANGED.? I am still an "A" rating by Prosper's?historical standards.

Today, Prosper has re-queried my credit info, and given me?a "D" rating.? The only thing that has changed since Prosper's initial query in mid-July is that now my credit report shows 2 inquiries in the last 6 months.? My credit is just as good as it was when Prosper gave me an "A" rating, but it is becoming increasingly difficult to get my loan funded.

Purpose of loan:
I've revised my loan amount downward?and increased the interest rate.? This means I'll continue paying off my credit cards (2 years of unemployment debt) separately, and intend to use this smaller loan amount to purchase a computer for my side crafting business to replace my dying, 5-year-old laptop.? Any amount over the cost of the laptop will be paid back into the Prosper loan right away.

Examples of my work from my home crafting business are available on my Etsy website:? http://www.Xanadu2You.etsy.com.? I make some sales on my website, but more frequently sell at live craft/art fairs (in addition to my full-time work) to supplement my full-time income and pay my bills.

My full-time employment is funded by a long-term contract funded by the Recovery Act, and is extremely stable -- our department's contract has been officially renewed for another 3 years, as of this month.? In addition, I have strong support from friends and family, who have graciously lent me money as-needed to keep me solvent while unemployed, and who will be willing to back me up again if I ever need their support.?

Please ask me any questions you may have.? This is a GUARANTEED investment.

Income: $44,000/year salary, plus income from crafting business

Housing:$800/month

Car payment: $458/month (Purchased this car ONE WEEK before I lost my job, and I have made EVERY PAYMENT on time.)

Credit cards: minimum payment, ~$100/month.? I pay $300-$400+/month, in order to work on PAYING OFF these remaining debts from unemployment.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: "This is a GUARANTEED investment." What is the guarantee you're offering? - NickRac
A: Hi Nick, By "guaranteed," I mean that I will pay back the loan in full and on time, and that you as a lender will not lose money on this investment. Please let me know if you have any additional questions at all! Cheers, Xanadu2You (Aug-29-2010)
Q: Your employment is funded by the "Recovery Act". Great. I suppose we might as well bid since we (or the Chinese or our kids or our kid's kids are paying your salary) No response expected. I won't be bidding either. Sorry - corporatejim
A: Hi Jim -- I understand that the American Recovery and Reinvestment Act (ARRA) is an emotionally-charged subject, and I respect your decision not to bid on my loan. In my case, I mentioned it as supporting evidence that my job (and therefore my income to pay back this loan) is stable. We form the U.S. Department of Energy's Recovery Act Clearinghouse, which assists people in finding and applying for Recovery Act grants, among other duties. We'll be around for at least another 3 years. (Aug-30-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mreod	$29.00	$29.00	8/28/2010 4:47:28 PM
zxr	$25.00	$25.00	8/30/2010 7:04:55 AM
RichMaker1	$50.00	$50.00	8/31/2010 2:22:49 PM
GoGators01	$25.00	$25.00	9/1/2010 2:15:37 AM
JaceSpade	$25.00	$25.00	8/31/2010 5:00:54 PM
SpotLending	$50.00	$50.00	9/1/2010 2:18:48 PM
Astyanax	$50.00	$50.00	9/2/2010 2:11:44 PM
thegreatstrafe	$25.00	$25.00	9/2/2010 5:51:44 PM
art75	$25.00	$25.00	9/2/2010 6:50:38 PM
attractive-rate	$25.00	$25.00	9/3/2010 3:14:10 AM
starry2001	$25.00	$25.00	9/3/2010 4:50:45 AM
redtilapia	$25.00	$25.00	9/3/2010 7:10:35 AM
FinanciallySavvyMom	$35.00	$35.00	9/3/2010 8:13:42 AM
leverage-britches	$25.00	$25.00	9/3/2010 8:07:13 AM
lucrative-coin	$54.01	$54.01	9/3/2010 9:07:32 AM
wild-orange	$25.00	$25.00	9/3/2010 9:38:30 AM
slwholesales	$25.00	$25.00	9/3/2010 10:51:20 AM
roguewinner	$25.00	$25.00	9/3/2010 11:03:37 AM
enthralling-investment	$50.00	$50.00	9/3/2010 12:04:03 PM
wise382	$25.01	$25.01	9/3/2010 12:29:43 PM
kf88	$25.00	$25.00	9/3/2010 1:09:15 PM
OzGuy609	$25.00	$25.00	9/3/2010 1:08:26 PM
slwholesales	$25.00	$25.00	9/3/2010 1:32:25 PM
friendinmoney	$50.00	$50.00	9/3/2010 1:57:19 PM
scientists	$25.00	$25.00	9/3/2010 1:54:50 PM
lender08	$25.00	$25.00	8/28/2010 11:43:15 AM
Glenn	$25.00	$25.00	8/29/2010 2:44:16 PM
GALERXLoans	$30.00	$30.00	8/30/2010 3:36:14 PM
Cashlender1992	$62.03	$62.03	8/31/2010 10:35:45 PM
TechieLender	$50.00	$50.00	9/1/2010 7:46:03 AM
jsanford9027	$26.74	$26.74	8/31/2010 7:35:49 PM
BigMac1953	$25.00	$25.00	9/1/2010 12:48:33 PM
mclean_loaner	$50.00	$50.00	9/1/2010 7:28:25 PM
mex_invests	$25.00	$25.00	9/2/2010 6:42:55 AM
Cliffie83	$25.00	$25.00	9/2/2010 1:16:01 PM
redrose1518	$25.00	$25.00	9/2/2010 7:58:55 AM
gizmo65	$25.00	$25.00	9/2/2010 7:49:20 PM
richmondcowboy	$27.32	$27.32	9/2/2010 7:53:06 PM
klemer	$25.00	$25.00	9/2/2010 5:01:36 PM
mrthatcher	$25.00	$18.95	9/2/2010 4:24:41 PM
PalmerTheEmbalmer	$25.00	$25.00	9/2/2010 11:59:47 PM
gogrannygo	$25.00	$25.00	9/3/2010 7:36:17 AM
MoneyTree79	$35.32	$35.32	9/3/2010 8:38:28 AM
tutnyce	$100.00	$100.00	9/3/2010 8:46:12 AM
djalan	$46.61	$46.61	9/3/2010 9:33:51 AM
OnePoorDude	$118.00	$118.00	9/3/2010 11:18:23 AM
aue513	$35.12	$35.12	9/3/2010 11:49:01 AM
santhana	$56.89	$56.89	9/3/2010 1:01:36 PM
mbf2234	$25.00	$25.00	9/3/2010 1:02:13 PM
cashman100	$50.00	$50.00	9/3/2010 1:12:02 PM
rockhound84	$25.00	$25.00	9/3/2010 1:55:59 PM
51 bids
Borrower Payment Dependent Notes Series 473631
This series of Notes was issued and sold upon the funding of the borrower loan #44361, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%	Auction start date:	Aug-30-2010
				Auction end date:	Sep-06-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 32.01%	Final monthly payment:	$40.29

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	38.04%
Lender servicing fee:	1.00%	Estimated return:	-13.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	820-839 (Aug-2010)	Inquiries last 6m:	4	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	15 / 13	Length of status:	9y 7m
Amount delinquent:	$0	Total credit lines:	62	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$901	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	Yes
Screen name:	brockharris	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a Color Printer for Business
Purpose of loan:
I would like to buy a color printer. I sell real estate and am looking to get to the next level. My team and I have sold 40 properties this year, and I'ld like to double that next year. Good marketing materials are key in this business.

My financial situation:
I have lifetime perfect credit (820 FICO). My wife and I are debt-free with no children, and have been married for 11 years. We own both our cars free and clear and our house payment is almost completely covered by our tenant. As money becomes harder to borrow, I'd like to establish a credit history on Prosper so that I'm able to access money. I lent out a lot of money on Prosper three years ago, and a third of my accounts defaulted. That might explain my low Prosper score (do bitter lenders try to borrow and not repay to "make back" their losses - I have zero intention of doing that).

Monthly net income: $400,000

Monthly expenses: $
??Housing: $ 1000 (we have a back tenant and a 30yr fixed at 4.7%)
??Insurance: $ 1000 (no kids)
??Car expenses: $ 0 (both cars paid off)
??Utilities: $ 200 (have solar at office)
??Phone, cable, internet: $ 600
??Food, entertainment: $ 200
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 0 (no credit card debt)
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Are you able to provide Prosper bank statements from financial institutions to match your 2009 monthly salary deposits? - jpblan11
A: Yes. (Sep-02-2010)
Q: Prosper will require copies of your filed federal income taxes, are you prepared to offer this information? Additionally, what was you NET monthly income for the 2009? - jpblan11
A: Yes. (Sep-02-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

top-courteous-peso	$50.00	$50.00	8/30/2010 4:21:54 PM
thomas16882004	$25.00	$25.00	9/3/2010 11:26:17 AM
bluebouyz	$26.00	$26.00	9/3/2010 11:42:51 AM
well-rounded-return3	$25.00	$25.00	9/3/2010 7:16:51 PM
marwadi-62	$200.00	$200.00	9/4/2010 6:15:38 AM
social-zebra	$25.00	$25.00	9/6/2010 11:19:45 AM
greenback-chairman5	$25.00	$25.00	9/6/2010 2:11:56 PM
asset-vibraphone	$97.94	$97.94	9/2/2010 7:59:51 PM
uvumf	$25.00	$25.00	9/3/2010 3:02:35 PM
tigercat	$50.00	$50.00	9/3/2010 5:42:01 PM
Red-Bull-One	$25.00	$25.00	9/3/2010 7:16:43 PM
SeeksValue	$50.00	$50.00	9/3/2010 8:08:37 PM
realtormoises	$25.00	$25.00	9/4/2010 1:12:51 PM
turbobunny	$25.00	$25.00	9/4/2010 9:16:10 PM
Bob450	$25.00	$25.00	9/6/2010 8:47:23 AM
chato2345	$75.00	$75.00	9/6/2010 8:54:59 AM
loanman2007	$50.00	$50.00	9/6/2010 11:38:21 AM
benjamins-gatherer	$25.00	$25.00	9/6/2010 11:26:10 AM
platinum-enlightenment	$25.00	$25.00	9/6/2010 3:15:07 PM
kinetic-social	$125.00	$101.06	9/6/2010 4:03:06 PM
aquistoyraul	$25.00	$25.00	9/6/2010 4:03:33 PM
21 bids
Borrower Payment Dependent Notes Series 474115
This series of Notes was issued and sold upon the funding of the borrower loan #44374, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Sep-02-2010
				Auction end date:	Sep-04-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.67%	Starting monthly payment:	$60.24
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.67%	Final monthly payment:	$60.24

Auction yield range:	10.89% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1994	Debt/Income ratio:	4%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$681	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	No
Screen name:	vista7	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	660-679 (Sep-2009)
Principal balance:	$1,222.63	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Mini-Vacation/Auto Repairs
Purpose of loan:
This loan will be used to purchase new tires for my car, do some minor car repairs and take a mini-vacation to Houston, Texas to visit my son.

My financial situation:
I am a good candidate for this loan because I am rebuilding my credit after losing my job and having to start over.? All of my bills are current and I make my payments on time. I am presently a prosper member who has made all of my payments on time.

Monthly net income: $1,800.00

Monthly expenses: $1,300.00
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Since losing your job, how long have you now been employed and what is your current employment occupation? - jpblan11
A: I work for Choices of St. Joseph, an agency that helps support consumers that are physical and/or mentally challenged. I started working there part-time in October, 2007 as a direct care staff. In April , 2009 I was asked to become the house manager. It is a very rewarding job, but like most social service positions, it does not pay well. (Sep-03-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

EBITDA	$25.00	$25.00	9/2/2010 2:44:19 PM
enthusiastic-balance5	$50.00	$50.00	9/2/2010 2:52:31 PM
brother_tam	$50.00	$50.00	9/2/2010 3:59:45 PM
treasure-bliss	$100.00	$42.37	9/2/2010 3:59:51 PM
simplelender80	$250.00	$250.00	9/2/2010 2:33:18 PM
reflective-rupee	$25.00	$25.00	9/2/2010 2:37:53 PM
handshake5	$25.00	$25.00	9/2/2010 2:47:23 PM
kind-efficient-credit	$25.00	$25.00	9/2/2010 3:32:10 PM
HHP	$25.00	$25.00	9/2/2010 3:42:37 PM
hizzy	$25.00	$25.00	9/2/2010 3:51:05 PM
orange-preeminant-bill	$50.00	$50.00	9/2/2010 3:59:41 PM
BlessedEveryDay	$25.00	$25.00	9/2/2010 4:37:18 PM
interstellar	$50.00	$50.00	9/3/2010 4:23:36 PM
loan-fate	$34.50	$34.50	9/4/2010 2:18:03 AM
marwadi-62	$100.00	$100.00	9/4/2010 6:24:39 AM
DasMula	$25.00	$25.00	9/4/2010 8:00:12 AM
Bank42	$40.25	$40.25	9/2/2010 3:33:41 PM
RadCad1	$50.00	$50.00	9/2/2010 3:47:53 PM
loyalist1	$100.00	$100.00	9/2/2010 2:38:03 PM
transaction-circuit	$25.00	$25.00	9/2/2010 2:39:22 PM
reflective-rupee	$25.00	$25.00	9/2/2010 5:16:12 PM
fabulous-community4	$100.00	$100.00	9/2/2010 3:32:20 PM
SolarMoonshine	$25.00	$25.00	9/2/2010 3:43:03 PM
Entejaeger	$25.00	$25.00	9/2/2010 3:45:43 PM
ukstevenhawaii	$50.00	$50.00	9/2/2010 3:46:40 PM
dinero-mason	$32.88	$32.88	9/2/2010 3:47:25 PM
thegreatstrafe	$25.00	$25.00	9/2/2010 4:54:58 PM
mercuriant	$25.00	$25.00	9/3/2010 4:23:35 PM
frogperson	$150.00	$150.00	9/3/2010 9:17:46 PM
29 bids
Borrower Payment Dependent Notes Series 474869
This series of Notes was issued and sold upon the funding of the borrower loan #44373, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%	Auction start date:	Sep-08-2010
				Auction end date:	Sep-10-2010

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$156.32
Final lender yield:	14.15%	Final borrower rate/APR:	15.15% / 17.32%	Final monthly payment:	$156.32

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-2003	Debt/Income ratio:	16%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,200	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	Yes
Screen name:	methodical-velocity9	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hello can you tell us what are your expenses - orbital-dollar2
A: Monthly net income: $ 3400 Monthly expenses: $ Housing: $ 1100 Insurance: $ 200 Car expenses: $ 200 Utilities: $ 165 Phone, cable, internet: $ 75 Food, entertainment: $ 200 Clothing, household expenses $ 75 Credit cards and other loans: $ 135 Other expenses: $ 100 I am a good candidate for this loan because? I have a strong financial background, always make payments on time, and understand the importance of keeping a good credit score. (Sep-10-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Weaverville	$25.00	$25.00	9/8/2010 2:59:11 PM
ray1051	$25.00	$25.00	9/8/2010 2:59:43 PM
GElender	$50.00	$50.00	9/8/2010 2:59:52 PM
studious-bonus7	$100.00	$100.00	9/8/2010 3:06:45 PM
bid-czar8	$50.00	$50.00	9/8/2010 3:07:13 PM
VAGweilo	$50.00	$50.00	9/8/2010 3:06:29 PM
authentic-liberty7	$50.00	$50.00	9/8/2010 3:07:19 PM
schpere	$25.00	$25.00	9/8/2010 3:07:50 PM
kmr2	$150.00	$150.00	9/8/2010 3:08:21 PM
tsg2007	$25.00	$25.00	9/8/2010 3:08:40 PM
objective-investor	$100.00	$100.00	9/8/2010 3:08:36 PM
ichibon	$200.00	$200.00	9/8/2010 3:08:46 PM
efficient-marketplace	$50.00	$50.00	9/8/2010 3:08:55 PM
hookUup	$25.00	$25.00	9/8/2010 3:09:40 PM
neighborly-bid	$25.00	$25.00	9/8/2010 3:12:07 PM
tech310	$50.00	$50.00	9/8/2010 3:13:45 PM
pfh	$25.00	$25.00	9/8/2010 3:15:01 PM
larrybird	$150.00	$150.00	9/8/2010 4:04:41 PM
qcksilvr20	$50.00	$50.00	9/8/2010 6:52:22 PM
brightest-affluence-motivator	$100.00	$100.00	9/8/2010 8:12:21 PM
bxdoc	$57.33	$57.33	9/9/2010 5:07:22 AM
yukongin	$45.13	$45.13	9/9/2010 5:13:16 AM
Bank_Of_XL	$50.00	$50.00	9/9/2010 6:03:41 AM
lcole32	$25.00	$25.00	9/9/2010 6:13:22 AM
smart-return	$25.00	$25.00	9/9/2010 6:52:39 AM
Moneypenny6	$25.00	$25.00	9/9/2010 8:09:46 AM
bodascafe	$25.00	$25.00	9/9/2010 8:19:12 AM
dynrep	$25.00	$25.00	9/9/2010 9:22:12 AM
LSAR	$25.00	$25.00	9/9/2010 9:57:13 AM
timepassport	$25.00	$25.00	9/9/2010 2:50:18 PM
j2ee	$25.00	$25.00	9/9/2010 2:55:10 PM
credit-panda1	$25.00	$25.00	9/9/2010 2:57:41 PM
balanced-bill7	$50.00	$50.00	9/9/2010 2:58:13 PM
bchen78875	$25.00	$25.00	9/9/2010 3:05:54 PM
BeanCownter	$50.00	$50.00	9/9/2010 3:11:32 PM
finance-magma7	$100.00	$100.00	9/9/2010 3:17:27 PM
AK49-JW	$25.00	$25.00	9/9/2010 4:03:12 PM
radforj22	$25.00	$25.00	9/9/2010 4:04:25 PM
integrity-trumpet	$50.00	$50.00	9/9/2010 4:05:52 PM
respectful-integrity3	$25.00	$25.00	9/9/2010 7:12:46 PM
exchange-dreams	$25.00	$25.00	9/9/2010 7:55:54 PM
thorough-exchange4	$50.00	$50.00	9/9/2010 10:05:13 PM
peripatetic	$25.00	$25.00	9/10/2010 6:57:27 AM
shneb	$100.00	$100.00	9/10/2010 7:03:00 AM
sound	$50.00	$22.17	9/10/2010 8:49:20 AM
wise-dedicated-power	$25.00	$25.00	9/8/2010 3:00:02 PM
rescue	$50.00	$50.00	9/8/2010 3:05:52 PM
loan-wasp	$50.00	$50.00	9/8/2010 3:07:05 PM
handshake5	$25.00	$25.00	9/8/2010 3:07:59 PM
jazzlender	$25.00	$25.00	9/8/2010 3:07:24 PM
mla	$25.00	$25.00	9/8/2010 3:08:25 PM
credit-scout7	$50.00	$50.00	9/8/2010 3:09:14 PM
danthemon35	$25.00	$25.00	9/8/2010 3:10:41 PM
helpinghand75	$50.00	$50.00	9/8/2010 3:11:13 PM
soheagle	$50.00	$50.00	9/8/2010 3:13:24 PM
jigsaw	$100.00	$100.00	9/8/2010 3:14:48 PM
enthralling-deal180	$100.00	$100.00	9/8/2010 3:14:04 PM
6moonbeams	$100.00	$100.00	9/8/2010 3:15:17 PM
JustMee	$25.00	$25.00	9/8/2010 3:31:04 PM
GeorgiaGator	$25.00	$25.00	9/8/2010 4:04:06 PM
simplelender80	$250.00	$250.00	9/8/2010 4:04:42 PM
kegs	$150.00	$150.00	9/8/2010 4:04:43 PM
green-exchange-cannon	$25.00	$25.00	9/8/2010 4:24:58 PM
important-ore	$50.00	$50.00	9/8/2010 5:17:53 PM
WilliamLeeSims	$25.00	$25.00	9/8/2010 7:27:58 PM
108lender	$100.00	$100.00	9/9/2010 1:05:15 AM
Sol_Invictus	$25.00	$25.00	9/9/2010 8:32:26 AM
patriot897	$50.00	$50.00	9/9/2010 10:20:51 AM
worthy-bid8	$100.00	$100.00	9/9/2010 12:26:07 PM
samo102us	$25.00	$25.00	9/9/2010 2:50:14 PM
benjamin67	$49.37	$49.37	9/9/2010 2:52:29 PM
community-pipeline8	$50.00	$50.00	9/9/2010 2:55:09 PM
bountiful-durability	$100.00	$100.00	9/9/2010 3:01:05 PM
elegant-bonus	$25.00	$25.00	9/9/2010 3:01:08 PM
justice-dna	$25.00	$25.00	9/9/2010 3:06:30 PM
honorable-yield	$50.00	$50.00	9/9/2010 3:07:18 PM
Vegasjim	$25.00	$25.00	9/9/2010 3:10:38 PM
proper-p2p6	$50.00	$50.00	9/9/2010 3:11:26 PM
Tradesmanlender	$25.00	$25.00	9/9/2010 3:12:14 PM
vigorous-note	$50.00	$50.00	9/9/2010 4:04:55 PM
forthright-principal2	$25.00	$25.00	9/9/2010 5:52:41 PM
Brown98	$25.00	$25.00	9/9/2010 5:59:05 PM
Easystreet	$25.00	$25.00	9/9/2010 6:40:37 PM
matis123	$25.00	$25.00	9/9/2010 11:02:05 PM
tranquil-return4	$25.00	$25.00	9/10/2010 3:22:37 AM
a-finance-nirvana	$25.00	$25.00	9/10/2010 4:48:52 AM
wwwUniversal	$25.00	$25.00	9/10/2010 6:42:15 AM
AF-Chief	$25.00	$25.00	9/10/2010 6:39:48 AM
Artist_Blue	$25.00	$25.00	9/10/2010 7:43:05 AM
OSERENKUKU	$26.00	$26.00	9/10/2010 8:24:47 AM
90 bids